================================================================================

                              ABINGTON SAVINGS BANK



                              Management Incentive
                              Compensation Program



================================================================================

                             ABINGTON SAVINGS BANK

                    Management Incentive Compensation Program

Purpose

     * Reward key managers for the attainment of Abington Savings Bank strategic and operational objectives; serve as a basis for communications and rewarding attainment of business objectives.

     * Ensure an effective link between incentive compensation levels and Bank performance by ensuring that incentive awards are only paid when profitability objectives determined by the Board are met;

     *    Reinforce team performance; and

     * Ensure Abington Savings Bank's management compensation program is competitive with the marketplace and similar organizations.

Mechanics

          Plan must be approved by Board of Directors and will be administered by Compensation Committee.

          Prior to the payment of any bonus, unless approved by the Board of Directors, the Bank must achieve its goals as oulined in the year's performance plans.

          The bonus will be awarded based upon the achivement of the Bank's budget or financial plan, its performance against its peers ** and the individual participant's success in accomplishing the goals and objectives as outlined in his/her strategic or operational plan. Unit profitability goals will also be evaluated as part of the program.

          Compensation Committee will:

          * Review the annual business plan/budget to determine its' appropriateness for purposes of the Part A calculation

          *    Approve participants

          *    Select peer group

          *    Review management recommendations for Part C awards

          *    Recommend final awards to Board of Directors

     The Committee may also need to recommend alterations to the plan as necessary. For example, the acquisition of another institution may cause a revision of the financial performance incentive plan or a complete change in a manager's objectives. Some latitude for such positive changes must be maintained so that the incentive does not become a disincentive.


The Committee will be authorized to recommend bonuses to staff members not included in this plan and to approve additional participants to the plan.

The Auditor's Part C portion of her bonus will be recommended by the Audit Committee.

The calculation of a participant's bonus will be as follows:

                             Group I - Participants

  A.     Financial performance of bank                         46.7%
  B.     Bank performance vs. peer group                       20.0%
  C.     Evaluation of achievement of strategic
         and/or operational goals and unit                     33.3%
         profitablity                                         -----
                                                              100.0%

                             Group II - Participants

  A.     Financial performance of bank                         33.3%
  B.     Bank performance vs. peer group                       16.7%
  C.     Evaluation of achievement of strategic
         and/or operational goals and unit                     50.0%
         profitability                                        -----
                                                              100.0%

                            Group III - Participants

A.       Financial performance of bank                         32.0%
B.       Bank performance vs. peer group                       16.0%
C.       Evaluation of achievement of strategic
         and/or operational goals and unit                     52.0%
         profitability                                        -----
                                                              100.0%

                             Group IV - Participants

A.       Financial performance of bank                         33.3%
B.       Bank performance vs. peer group                       16.7%
C.       Evaluation of achievement of strategic
         and/or operational goals and unit                     50.0%
         profitability                                        -----
                                                              100.0%

A determination of a participant's success in achieving his/her operational/strategic goals will be obtained by a recommendation of that individual's manager and his division head.

The bank's performance against its budget will be used to calculate Part A (Bank Financial Performance), while net income as a % of average net worth (ROE) will be used to calculate Part B (Bank performance vs. peers).

** In the event that Abington Savings Bank or a bank in the peer group is involved in an unusual situation, such as an operating loss carryforward, which distorts financial performance, it may be necessary to compare Abington Savings Bank with its peers on a pre-tax basis. Such exceptions must be approved by the Compensation Commitee.


                                       3